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                                                                   EXHIBIT 10.35
                     CONTENT PARTNER/DISTRIBUTION AGREEMENT

This Content Partner/Distribution Agreement ("Agreement") is entered into by and among Pets.com, Inc., a corporation duly organized under the laws of the State of Delaware, with its principal place of business at 435 Brannan Street, San Francisco, California 94107 ("Content Partner"), Buena Vista Internet Group, a corporation duly organized under the laws of the State of California, with its principal place of business at 500 South Buena Vista Street, Burbank, CA 91521-0607 ("BVIG"), and Infoseek Corporation, a corporation duly organized under the laws of the State of California, with its principal place of business at 1399 Moffett Park Drive, Sunnyvale, California 94089-1134 ("Infoseek") (BVIG and Infoseek collectively referred to herein as the "GO Entities"). The effective date of this Agreement is January 15, 2000 (the "Effective Date").

WITNESSETH:

WHEREAS, BVIG hosts and maintains the U.S. versions of certain Internet sites, including Family.com and Disney.com, which sites are part of GO Network.

WHEREAS, Infoseek hosts and maintains the U.S. version of the Internet portal service which is part of GO Network.

WHEREAS, Catalyst Investments, L.L.C. ("Catalyst") is a limited liability corporation which makes and holds certain investments for The Walt Disney Company.

WHEREAS, ABC, Inc. ("ABC") owns and/or operates certain broadcast properties.

WHEREAS, BVIG, Infoseek, Catalyst and ABC are subsidiaries and Affiliates of The Walt Disney Company.

WHEREAS, Content Partner is an online retailer of pet products, information and resources.

WHEREAS, the GO Entities wish to enter into a relationship with Content Partner for, among other things, the distribution and placement of certain Content Partner content and advertising on GO Network, advertising by Content Partner on the ABC broadcast properties, Catalyst's equity investment in Content Partner and joint on-line and offline promotion opportunities.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, BVIG, Infoseek and Content Partner hereby agree as follows:


ARTICLE 1      DEFINITIONS

        1.1 AFFILIATE means with respect to a party to this Agreement, any entity that directly or indirectly controls, or is under common control with, or is controlled by, such party or in which such party beneficially owns at least fifty percent (50%) of the equity interests; "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        1.2 CONTENT means editorial content, products, services, tools, applications and commerce provided by Content Partner to the GO Entities or distributed by Content Partner to GO


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               Network Users through the GO Network-Wrapped Pages relating to pets and animals and as further described in Appendix A, including, without limitation, advertisements for Content Partner or its services and/or products.

        1.3 CONTENT PARTNER COMPETITORS mean the following pet supply retailers: [*] and their subsidiaries and direct successors. Upon written notice to the GO Entities, Content Partner may from time to time [*] or [*] for the [*] or, subject to the limit described herein, [*] to the [*] subject to the approval of the GO Entities which will not be unreasonably withheld. In no event shall the [*] designated by Content Partner as [*] at any one time.

        1.4 CONTENT PARTNER SERVICE means the U.S. version of the web site located at www.pets.com and/or such other successor, extension or replacement site(s) as may be designated by Content Partner.

        1.5 DISNEY.COM is the U.S. version of the Internet service for The Walt Disney Company currently located at disney.go.com.

        1.6 EFFECTIVE DATE shall have the meaning set forth in the Preamble to this Agreement.

        1.7 FAMILY.COM is the U.S. version of the Internet service related to family issues currently located at family.go.com.

        1.8 GO.COM (THE ENTITY) refers to the online properties of The Walt Disney Company, including the following subsidiaries and organizations of The Walt Disney Company: BVIG (which operates Disney.com, Family.com, mrshowbiz.com and certain other sites), Infoseek (which operates the GO Portal), ABC News/Starwave Partners d/b/a AIV Ventures and ESPN/Starwave Partners d/b/a EIV Ventures, which respectively operate ABCNews.com and ESPN.com.

        1.9 GO.COM COMPETITORS mean the following [*] companies: [*]; and the following [*] companies: [*]; and their subsidiaries and direct successors. Upon written notice to Content Partner, the GO Entities may from time to time [*] or [*] for the [*] subject to the approval of Content Partner which will not be unreasonably withheld. In no event shall the [*] designated by the GO Entities as [*] exceed [*] at any one time.

        1.10 GO ENTITIES has the meaning set forth in the Preamble to this Agreement and specifically excludes AIV Ventures and EIV Ventures, which respectively operate ABCNews.com and ESPN.com.

        1.11 GO NETWORK is the U.S. version of the Internet service currently located at go.com and certain subdomains of go.com which service includes the GO Portal and certain vertical Internet sites such as Family.com, Disney.com, ABCNews.com and ESPN.com.

        1.12 GO NETWORK-WRAPPED PAGES means co-branded pages with the GO Wrapper that display the Content, as further described herein.


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        1.13   GO PORTAL means the U.S. version of the Internet portal service located at www.go.com and/or such other successor, extension or replacement site(s) as may be designated by the GO Entities.

        1.14 GO WRAPPER means a page with the GO Network Trademarks and includes the GO Network header, footer, tabs, breadcrumb and other navigational elements and copyright notice as provided by the GO Entities.

        1.15   INITIAL TERM has the meaning set forth in Section 12.1.

        1.16 LINK means a so-called "hot link" in graphical and/or textual format located on the applicable areas of the Service which takes a User directly to another web site or area within the site.

        1.17   [*] AGREEMENT has the meaning set forth in Section 3.4.

        1.18 STANDARD DISTRIBUTION DEAL means an advertising and/or shopping opportunity that is available to multiple parties in a party's same space. For example, "Standard Distribution Deal" includes key word buys, advertising banner and button buys, and merchant slotting buys.

        1.19 TDSO means The Disney Store online currently located at Store.Disney.go.com.

        1.20 TRADEMARKS means trade names, logos and trademarks, and representations of the foregoing.

        1.21   USERS means individuals or entities that access GO Network.

ARTICLE 2      EQUITY INVESTMENT AND ABC TV ADVERTISING

        2.1 Equity Investment. Content Partner will issue to Catalyst [*] shares of Content Partner's Series C Preferred Stock (the "Shares") which represent no less than [*] of the total number of outstanding shares of Content Partner's capital stock (assuming exercise of all outstanding options and warrants) as of the Effective Date in exchange for [*] of Promotion as described below. Terms and conditions regarding the Shares will be as set forth in executed definitive equity documents substantially in the form attached hereto as Appendix B (the "Equity Documents"). In the event and to the extent there is a conflict between the terms and conditions set forth in the Equity Documents and the terms and conditions set forth in this Agreement, the terms and conditions in the Equity Documents shall govern.

        2.2 Consideration For Shares. Content Partner and the GO Entities agree that in consideration for the Shares, "Promotion" shall consist of the ABC Media Rights as described on Appendix C attached hereto, rights to which will not vest until, but will become irrevocable upon, the transfer of the Shares to Catalyst. In the event the GO Entities are unable to provide Promotion as described herein with an aggregate market value of [*] by the date [*] years from the Effective Date, the GO Entities shall pay Content Partner cash in the amount for which it was unable to provide Promotion. Such make-good cash payment shall be Content Partner's sole and exclusive remedy for the GO Entities' failure to provide such Promotion.


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ARTICLE 3      PURCHASE OF ONLINE MEDIA PLACEMENT

        3.1 Purchase of Online Advertising and Sponsorship. Content Partner hereby agrees to purchase online media placement on GO Network ("Online Advertising") in an aggregate amount of at least [*] during the Initial Term of the Agreement. Online Advertising may be placed on GO Network properties operated by BVIG or Infoseek and on properties such as ABCNews.com and ESPN.com operated by GO.com entities which are not parties to this Agreement.

        3.2 Terms and Conditions of Advertising Purchase. Such purchase of online media placement shall be on substantially the terms and conditions set forth in the forms of Advertising Agreement and Advertising Insertion Order attached hereto as Appendices D-1 and D-2, respectively (the "Advertising Agreements").

        3.3 Placement of Advertising. Content Partner, BVIG and Infoseek will determine an initial placement schedule and will meet no less than once every quarter during the Initial Term to review media placements and actual performance against projected impressions and to determine future placement schedules to optimize performance within the projected impression ranges. The initial placement schedule is attached hereto as Appendix E. Placements and impression levels on the initial placement schedule are projections only and are subject to change. Content Partner's Online Advertising will Link to a page in the Content Partner Service. Content Partner may determine the page in the Content Partner Service to which such Online Advertising Links; provided however that no Link shall take a User directly to a registration page in the Content Partner Service. All Online Advertising, including Links from such Online Advertising, shall comply with the then current GO.com Advertising Guidelines, the current form of which is attached hereto as Appendix F-2, and the terms and conditions of the relevant Advertising Agreement.

        3.4 [*] Agreement. Content Partner acknowledges that Infoseek is a party to an agreement with [*] which agreement contains certain advertising and other restrictions. During the term of the [*] Agreement, Infoseek will be restricted from accepting certain placements of Content Partner Content, including advertising. Content Partner acknowledges and agrees that nothing in this Agreement is intended to put Infoseek in breach of its obligations under the [*] Agreement and any actions taken by Infoseek which Infoseek deems necessary or advisable to comply with the [*] Agreement shall not be deemed a breach of this Agreement. In the event the advertising purchase portion of the [*] Agreement becomes available during the term of this Agreement, Infoseek will grant Content Partner [*] to purchase such advertising placement.

        3.5 Fees and Payments. Content Partner will pay advertising fees in accordance with the schedule set forth on Appendix D-3 and the provisions in Article 8.

ARTICLE 4      DISPLAY OF CONTENT ON GO NETWORK

        4.1 General. Subject to the license set forth in Section 6.1, the GO Entities and Content Partner plan to integrate Content into certain areas of GO Network and may display Content on GO Network-Wrapped Pages as described below during the term of this Agreement. In addition, the GO Entities and Content Partner plan to enter into certain joint marketing activities as described herein and as mutually agreed.

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        4.2    Display of Content on GO Network.

               a. Content Placement. Subject to the license set forth in Section
                  6.1, the GO Entities will place Content on GO Network as follows:

                  - Disney.com will integrate Content on its Animal/Pets Channel
                  - Disney.com may include a Link to the Content Partner Service from a fixed position on its Animals/Pets Channel

                  It is intended that Content will be integrated into the GO Network so as to retain the "look and feel" of the site/page where the Content is being integrated. The GO Entities will host such Content and shall prepare such Content for display on GO Network by editing and making such other technical alterations conforming such Content to GO Network format provided that the GO Entities shall not alter the substantive meaning of Content. The frequency and actual placement of Content shall be at the sole discretion of the GO Entities. The GO Entities will retain ultimate creative approval over any and all Content displayed on GO Network.

               b. Exclusive Content. Content Partner will provide certain exclusive content to the GO Entities for use on GO Network. Such exclusive Content will not be provided to third parties; provided however, that Content Partner may use such exclusive Content on the Content Partner Service or in its magazine, newsletters or other online and off-line marketing communications. The parties will mutually agree upon the exclusive content to be provided. The GO Entities' use of such exclusive content shall be subject to the license set forth in
                  Section 6.1.

               c. Attribution. Content Partner will generally receive static textual attribution at the top-level page where its Content is distributed on GO Network (other than on the GO Network-Wrapped Pages) and dynamic Link textual attribution at the lowest-level page or end of the Content. For example, a Content Partner article will have a static textual attribution at the beginning of the article and a dynamic "Find Out More" Link at the end. Such Link will Link to the Content Partner Service.

               d. Other Distribution of Content. In addition to distribution of the Content as described above, Content Partner agrees that the GO Entities may distribute such of Content Partner's Content elsewhere on GO Network as the GO Entities deem appropriate. Content displayed on other areas of GO Network will be subject to the terms and conditions stated herein.

               e. Hosting; GO Network Attributes. Disney.com, Family.com and the
                  GO Portal will be hosted by the GO Entities. Notwithstanding anything herein, the GO Entities retain the right to adapt or otherwise alter the design, look and any other attributes of Disney.com, Family.com, the GO Portal and any other pages in GO Network.

        4.3    GO Network-Wrapped Pages.

               a. General; Hosting. The GO Entities may request that Content
                  Partner create GO Network-Wrapped Pages. GO Network-Wrapped Pages are co-branded pages which will contain the GO Wrapper and display Content from Content Partner. It is intended that the GO Network-Wrapped Pages contain substantially the content and features of the Content Partner Service and other content and features as the parties mutually agree. The GO Network-Wrapped Pages may include an opportunity for Users to register with GO Network and Content Partner as described in
                  Article 7 below.


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                  Content Partner will host the GO Network-Wrapped Pages and will serve such pages out of a dynamic virtual domain to be located at http://[virtual domain name].go.com (the "Virtual Domain"); provided however, that Users in the Virtual Domain who are accessing product/commerce pages (as opposed to pages with editorial content) may be served from the Content Partner Service as follows: (i) a User in the Virtual Domain who has been reviewing editorial content who then clicks on a product/commerce page may be served from a page in the Content Partner Service upon clicking on to a product/commerce image or Link and (ii) a User who comes to the Virtual Domain by clicking on to a product/commerce page, e.g., through a search for pet supplies, will be served from a GO Network-Wrapped Page in the Virtual Domain until such time as such User puts a product into a Content Partner shopping cart at which time such User maybe served from the Content Partner Service. Content Partner shall own all revenues generated from commerce on the Content Partner Service. The parties anticipate that, excluding virtual domains which may be created for promotions, Content Partner will not be required to maintain more than one Virtual Domain to host the GO Network-Wrapped Pages. All GO Network-Wrapped Pages will include the GO Wrapper but the GO Wrapper will not displace Content Partner's "look and feel," including placement of the Content Partner name and logo. Content Partner will offer its services and products to Users through the GO Network-Wrapped Pages on substantially the same terms and conditions as it offers such services and products to visitors to the Content Partner Service.

               b. Advertising. The GO Entities will be responsible for selling and serving all advertising on the GO Network-Wrapped Pages. The GO Entities will not place advertisements from Content Partner Competitors on the pages in the Virtual Domain; provided however that such restriction shall not apply to run-of-site (ROS) banner advertisements. Any advertising placements in the GO Wrapper will be of a size consistent with other advertising placements across GO Network. In addition, Content Partner acknowledges and agrees that the following shall not constitute a breach of this Section 4.3.b: (a) the GO.com search technology may search the sites of the Content Partner Competitors and (b) the GO Entities may provide search-related products that may include results from the Content Partner Competitors on the Virtual Domain pages.

               c. Counting Page Views. The GO Entities will count all page views on the Virtual Domain.

               d. Distribution of Content Displayed on GO Network-Wrapped Pages.
                  The GO Entities shall not have any rights pursuant to Section
                  4.2 to integrate, display or otherwise distribute Content which has been distributed by Content Partner to GO Network Users through the GO Network-Wrapped Pages simply as a result of Content Partner's distribution of such Content through the GO Network-Wrapped Pages.

        4.4    Content Guidelines; Delivery of Content; Error Correction.

               a. Content Guidelines. All Content will comply with the then current Content Guidelines and Advertising Guidelines for GO Network. The current forms of Content Guidelines and Advertising Guidelines are set forth in Appendices F-1 and F-2. The GO Entities shall have the right, but not the obligation, to remove, or direct Content Partner to remove, any Content, or any information or other material from any Content, which the GO Entities determine to be offensive, in poor taste, or otherwise objectionable or which would cause one of the GO Entities to be in violation of any agreements existing at the Effective Date with third parties (for example, exclusivity agreements prohibiting the provision of credit card services), and Content Partner shall immediately comply with such request.


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               b. Delivery of Content. Content Partner will deliver to the GO
                  Entities the Content to be included on GO Network in a digital format (such as HTML) or in another mutually agreeable electronic format, via modem or Internet access (e.g. Internet ftp or Internet e-mail). Content Partner agrees to certify that all deliveries hereunder were made electronically. The initial delivery of Content shall include all items listed on Appendix A and shall be made no later than March 31, 2000. Content Partner will provide additional Content elements and make updates to the Content available to the GO Entities, and the GO Entities will update the Content on GO Network, on a mutually agreed upon schedule and basis.

               c. Error Correction. Content Partner shall promptly remedy and/or correct any material limitations or errors in the Content. Content Partner shall cooperate and assist the GO Entities by promptly answering questions and complaints regarding the Content. Each party shall promptly inform the other parties of any event or circumstance, and provide all information pertaining to such event or circumstance, related or arising from this Agreement which could reasonably lead to a claim or demand against the other parties by any third party.

        4.5    Marketing Agreements.

               a. Inclusion of Promotional Materials. Content Partner will permit the GO Entities, The Walt Disney Company or any of The Walt Disney Company's Affiliates to place promotional materials in at least [*] Content Partner customer packages per year. The GO Entities, The Walt Disney Company or The Walt Disney Company's Affiliates, as applicable, shall be responsible for providing such promotional materials. Content Partner will be responsible only for labor-related costs associated with including and shipping such promotional materials with the Content Partner customer packages. The content of such promotional materials and timing of inclusion shall be subjection to approval by Content Partner, which approval will not be unreasonably withheld.

               b. Online Promotions. Content Partner and the Go Entities agree to create [*] online promotions, such as contests, sweepstakes or games, during the Initial Term. The details of the online promotions will be determined as part of the joint marketing plan described in Section 4.5.c below.

               c. [*] Plan. Within [*] of the Effective Date, the GO Entities
                  and Content Partner will jointly draft and agree upon [*] which may include, among other things:

                  i.   Special Content Partner offers [*] interested in pets.

                  ii.  Special Content Partner offers targeted at [*] customers.

                  iii. An opportunity for Content Partner to be an online
                       distribution source for the purchase of pet-related [*], other than through [*] (online or off-line).

                  iv.  Opportunity for [*] to send [*] to its customers.

                  v.   Web casts and web chats.

               a. Coordination of [*] Efforts. The GO Entities and Content
                  Partner will coordinate and communicate [*] efforts aimed at Content Partner Users in order to avoid [*]; provided however that the foregoing excludes a party's [*] to a User who has opted to receive [*] from such party.


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               e. Other [*]  Discussions.  The GO Entities  and Content  Partner
                  agree to discuss the following additional [*] ideas:

                  i.    Content Partner Inc. [*] in the [*].

                  ii.   Content Partner [*] within the Content Partner [*].

                  iii.  Content Partner [*] and [*] on the Content Partner [*].

                  iv.   Content Partner [*].

                  v. Content Partner special offers within [*] sent to customers and [*] within Content Partner [*] sent to Content Partner customers.

                  vi. Opportunities for sponsorship around [*] sold at the [*]).

                  vii.  Development of [*], possibly [*] to Content Partner.

                  viii. Development of [*] merchandise for sale in Disney
                        Stores.

                  ix.   Opportunities for event sponsorship (e.g. [*].

                  x. Possibility for Content Partner to participate in sweepstakes and/or contests with [*].

               f. Marketing and Promotions. All joint marketing and promotional activities shall be subject to final approval and mutual agreement of all parties involved, including, where applicable, TDSO and other GO.com entities or Affiliates. No party shall have any obligation to enter into joint marketing and promotional activities except on terms and conditions expressly agreed to in writing by such party.

        4.6    Exclusivity.

               a. Restriction on Content Partner. Content Partner agrees not to enter into an agreement with any GO.com Competitor during the term of this Agreement except for Standard Distribution Deals unless mutually agreed to by the parties. Notwithstanding the foregoing; the GO Entities acknowledge that Content Partner has entered into an agreement with Blue Mountain Arts/Excite which will expire on [*] which agreement will be deemed exempted from the restriction set forth in this Section 4.6.a. In addition, Content Partner may pursue an extension of such agreement on terms and conditions substantially similar to those of the current deal and excluding any provision which requires Content Partner to provide exclusive content to Blue Mountain Arts/Excite.

               b. Restriction on the GO Entities.

                  i. The GO Entities agree not to enter into any strategic equity relationship (i.e., of a similar nature to the relationship among the parties described in this Agreement) with any Content Partner Competitor during the term of this Agreement. Notwithstanding the foregoing, the GO Entities may make open market purchases or other investments of any kind strictly for financial investment purposes (i.e., unrelated to a strategic relationship).

                  ii. The GO Entities will not include advertisements or branded
                      (i.e. including attribution) content from Content Partner Competitors on the pages within the Animals/Pets Channel on Disney.com and the Pets Category on Family.com, or successor channels/online properties designated by the GO Entities; provided however that the foregoing exclusivity will not apply to: (i) run-of site advertisements from Content Partner Competitors or (ii) Content Partner Competitors to the extent related to sales of pet supplies or accessories with licensed animated characters, such as a Lion King cat bowl or a 101 Dalmations dog bed. In addition, the following shall not constitute a breach of this Section 4.6.b.ii: (a) the GO.com search technology may search the sites of the Content Partner Competitors,
                      (b) the GO Entities may provide search-related products that may include results from the

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                      Content Partner Competitors on pages within the
                      Animal/Pets Channel on Disney.com and the Pets Category on Family.com, and (c) the Content Partner Competitors may be included in the Search Directory. As used herein, "Search Directory" means the general directory on the GO Portal which is currently accessed through the tab "Search."
                  iii In the event the GO Entities or their Affiliates determine to make a significant product change or change of strategic or product focus, for example merging two or more of its online properties, which affects the Animals/Pets Channel on Disney.com and/or the Pets Category on Family.com, then the GO Entities' obligations under Section 4.6.b.ii above shall terminate with respect to the affected online property. The GO Entities and Content Partner will work together to make appropriate substitutions of online media placements and Content Partner will be entitled to receive a [*] discount on such substitutions of affected online media placements. The GO Entities will not be entitled to exercise its rights hereunder prior to three (3) months from the Effective Date nor later than June 1, 2001.

        4.7    Technical Resources; Key Contacts; Reports.

               a. Technical Resources. Content Partner will provide sufficient resources in order to implement Content and advertising placements by March 31, 2000.

               b. Key Contacts. The GO Entities, on the one hand, and Content
                  Partner, on the other hand, will each appoint a single point of contact to manage the relationship among the GO Entities and Content Partner and will identify key contacts in product development, merchandising, customer service and technical support to ensure that the GO Network-Wrapped Pages are working effectively. Content Partner shall further provide the GO Entities with a support contact to provide 24-hour emergency technical support. Until a party provides notice otherwise to the other parties in accordance with Section 16.6, the contacts shall be as follows:

                  GO Entities:                                   Content Partner:
                  -----------                                    ---------------
                  Relationship Manager: [*]               Relationship Manager: [*]
                  Telephone No.: [*]                      Telephone No.: [*]
                  Email address: [*]                      Email address: [*]

                  Product Development Contact: [name]     Product Development Contact: [*]
                  Albright
                  Telephone No.:                          Telephone No.: [*]
                  Email address:                          Email address: [*]

                  Merchandising: [name]                   Merchandising: [*]
                  Telephone No.:                          Telephone No.: [*]
                  Email address:                          Email address: [*]

                  Customer Service: [name]                Customer Service: [*]
                  Telephone No.:                          Telephone No.: [*]
                  Email address:                          Email address: [*]


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
                  Technical Support: [name]               Technical Support: [*]
                  Telephone No.:                          Telephone No.: [*]
                  Email address:                          Email address: [*]

                  Emergency Technical Support Contact     Emergency Technical Support Contact
                  (24) hours):                                   (24 hours): [*]
                  Telephone No.:                          Telephone No.: [*]
                                                          (40 character limit)
                  Email address:                          Email address: [*]

               c. Reports. Content Partner will provide monthly traffic reports to the GO Entities containing the number of visitors to the GO Network-Wrapped Pages, the number of Content Partner Users and such other information as the GO Entities reasonably request related to Users and usage of the GO Network-Wrapped Pages. Reports hereunder will be due within ten (10) business days after the end of the month to which such report relates.

        4.8 Ownership of Intellectual Property. For content or promotions developed by Content Partner solely for distribution, display or other use on GO Network or by the GO Entities, which has not been already incorporated into the Content Partner Service, the GO Entities shall own all design, technology, code and other materials produced in relation to this Agreement. Except as set forth herein, for all content or promotions not created by Content Partner solely for distribution, display or other use on GO Network or by the GO Entities, the party creating such content or promotion shall own such content or promotion, including all related intellectual property rights. If content or promotions are jointly created by Content Partner and one or more of the GO Entities, then the GO Entities will own such content or promotion, including all related intellectual property right; provided however that the GO Entities may not license or otherwise provide such content or promotions to Content Partner Competitors during the term of this Agreement. In clarification and not in modification of the foregoing, each party shall retain all rights for copyrighted material and Trademarks and the GO Entities shall not have any ownership rights to the Pets.com, Inc. Sock Puppet and Content Partner will not have any ownership rights to any character owned or controlled by The Walt Disney Company during or after the term of this Agreement.

        4.9 Linking. Content Partner agrees not to override browser back button functionality to prevent Users who link to the Content Partner Service from GO Network from returning to GO Network.

        4.10 Costs. Each party will be responsible for its respective telecommunications charges with respect to the provision of respective portions of the Content to Infoseek and to Users.

ARTICLE 5      SHOPPING/E-COMMERCE

        5.1 GO Network Commerce Areas. The following shopping areas currently exist on the GO Network Portal, Family.com and Disney.com: GO Shopping (currently at shop.go.com), FamilySHOP, and TDSO.

        5.2 Content Partner Placement in GO Network Commerce Areas. Content Partner will have placement in TDSO (if and as agreed as part of the marketing agreements described in Section 4.5) and FamilySHOP, and, following the expiration or termination of the [*] Agreement, on GO Shopping. Content Partner Content will be included in the rotation for the

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               "Deal of the Week" feature of the FamilySHOP area on the
               Family.com home page or other comparable feature. Except as expressly set forth herein, placement of promotions on GO Network shall be at the discretion of the GO Entities. Any placements of Content in GO Network Commerce Areas will be subject to the standard terms and conditions, if any, governing content placement in such Commerce Areas.

        5.3 Commerce Transactions/ Content. Content Partner placement of Content on GO Network commerce areas, including placement on FamilySHOP and other BVIG commerce areas, will be on terms and conditions mutually agreed; provided however that the following provision shall govern Content Placement on FamilySHOP and other BVIG commerce areas:

               a. Order Fulfillment. Content Partner shall be solely responsible for (i) processing and fulfilling all orders made through the Content Partner Service or the GO Network-Wrapped Pages, (ii) all accounting with respect to such orders, and (c) all customer service and support with respect to such orders, purchases and returns. Content Partner shall provide all of the foregoing services at the highest levels of quality consistent with the BVIG name and the Walt Disney Company reputation. Content Partner acknowledges and agrees that it is solely responsible for the security of any transactions initiated within the Content Partner Service.

ARTICLE 6      LICENSE

        6.1 Grant of License by Content Partner. Subject to the terms and conditions of this Agreement, Content Partner hereby grants to the GO Entities and their respective Affiliates, a fully-paid, worldwide (to the extent necessary to implement this Agreement), limited, non-exclusive, non-transferable right and license, without right to sub-license, to use, reproduce, incorporate, integrate and distribute the Content on GO Network and a license and right to use Content Partner's trade names, trade dress, and trademarks as reasonably necessary with respect to the display and use of the Content on GO Network in accordance with the terms of this Agreement during the term of this Agreement.

        6.2 Grant of License by Infoseek. Subject to the terms and conditions of this Agreement, Infoseek hereby grants to Content Partner a fully-paid, worldwide (to the extent necessary to implement this Agreement) limited, non-exclusive, non-transferable right and license, without right to sub-license, to use, reproduce, incorporate, integrate and distribute the GO Wrapper and related GO Network Trademarks solely on the GO Network Wrapped Pages in accordance with the terms of this Agreement or as otherwise expressly approved in writing by Infoseek during the term of this Agreement.

        6.3 Acknowledgment by GO Entities. The GO Entities acknowledge that except as expressly set forth in Section 6.1 above, they may not use the Content Partner name or other Trademarks owned by Content Partner without Content Partner's prior written permission.

        6.4 Acknowledgment by Content Partner. Content Partner acknowledges that, except as expressly set forth in Appendix G, it may not use The Walt Disney Company name or, except as expressly set forth in
               Section 6.2 above or Appendix G, Trademarks owned by The Walt Disney Company or the GO Entities, without the prior written permission of The Walt Disney Company or the GO Entities, as applicable.


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ARTICLE 7      USER DATA

        7.1    User Registration.

               a. Privacy Policy. Content Partner shall ensure that its privacy policy applicable to the Content Partner Service, to the extent applicable to its performance under this Agreement, is substantially consistent with the privacy policy of GO Network, as may be changed from time to time, including, without limitation, including a mechanism that allows Users to opt out of sharing of User data with third parties.

               b. User Registration Experience. The User registration experience that shall be implemented pursuant to this Agreement shall be as follows:

                  i. "Global Registration". An unregistered User on GO Network or on a GO Network-Wrapped Page hosted by Content Partner who encounters Content Partner functionality or Content that provides the User with an opportunity to register will be presented with a standard series of GO Network user registration screens, the first of which explains that this is a simultaneous registration for Content Partner and GO Network. The User then has the option to continue to register or to click back to his/her original starting point. If the User responds "yes", then the User's data will go simultaneously to Content Partner and the GO Entities. If the User elects to opt-in to simultaneous registration, the User shall only be required to execute "one click" to transfer the registration data to Content Partner ("Global Registration"). It is anticipated that Global Registration will be required only for certain joint promotions.

                  ii. "GO-Tagged Users". A User originating from GO Network and
                      Linking to the Content Partner Service shall be identified in the Content Partner User database as originating from GO Network and will be tagged as a "GO-Tagged User." Content Partner represents that it has the technology to identify GO-Tagged Users.

        7.2    Ownership of User Data

               a. Content Partner and the GO Entities shall jointly own all right, title and interest in all User data generated on GO Network-Wrapped Pages hosted by Content Partner and User data for GO-Tagged Users ("Content Partner Users") who register on the Content Partner Service. In clarification of the foregoing, the parties will not jointly own User data for GO-Tagged Users which data is generated on pages in GO Network not hosted by Content Partner. Content Partner shall make available to the GO Entities, via a method and timing to be mutually agreed upon, all first and last names and email addresses from each such Content Partner User provided that such User has not opted out of sharing his/her data with third parties and provided such disclosure is not prohibited by law or regulation. In addition, except as prohibited by law and provided the User has not opted out of sharing his/her data, Content Partner may, to the extent not in violation of Content Partner's privacy policy, provide to the GO Entities all available data concerning Users who access the Content Partner Service and/or the Content from GO Network, concerning products and/or services purchased by such Users, survey and promotion responses, and other demographic information concerning such Users. The parties agree that they will not sell or share Content Partner User data during the term of the Agreement or thereafter; provided however that a party may disclose such aggregate information to third parties as it deems appropriate in connection with its operations. Aggregate information described hereunder will include only such statistical information which relates to a broad category of Content Partner Users such as gender, age range or level of education and which is generic enough so as not to identify particular Users.


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               b. The GO Entities shall own all right, title and interest in and to and the exclusive right to use all data concerning Users which data is generated on all pages of GO Network hosted by the GO Entities.

               c. Content Partner shall own all right, title and interest in and to and the exclusive right to use all data concerning Users which data is generated on all pages of the Content Partner Service, except for jointly-owned User data as specifically described in Section 7.2.a above.

        7.3    Use of User Data.

               a. Content Partner shall not specifically target or invite Users co-owned with the GO Entities to visit a GO.com Competitor at any time during the term of this Agreement.

               b. [*] will not specifically [*] with [*] via [*] at any time during the term of this Agreement; provided however, that [*] may take such [*] as it reasonably deems necessary or appropriate to comply with its obligations under the [*].

ARTICLE 8      FEES AND PAYMENTS

        8.1 Payments. Content Partner will make payments to Infoseek in the amounts and at the times specified in Appendix D-3. Content Partner will be responsible for the proper payment of all taxes, including sales, excise and value added taxes, which may be levied in connection therewith, exclusive of taxes based upon Infoseek's net income.

        8.2 Wire Transfers. All payments made to Infoseek hereunder shall be made via wire transfer in accordance with the following instructions, or such other instructions as may be provided to Content Partner in writing by an authorized representative of
               Infoseek:

                      Wire transfer, EFT/ACH Payment remittance instructions:
                      Bank of America
                      San Francisco, California
                      ABA Number:     121000358
                      Account Name: Infoseek Corporation
                      Account Number:  12335-30390
                      Swift ID:   BOFAUS6S

ARTICLE 9      CONFIDENTIAL INFORMATION

        9.1 Disclosures. The GO Entities, on the one hand, or Content Partner, on the other hand, may disclose to the other (the "Receiving Party") certain information that the disclosing party deems to be confidential and proprietary, including technical and other business information of the disclosing party that is not generally available to the public ("Confidential Information"). Confidential Information shall include the terms and conditions of this Agreement.

        9.2 Obligations of Receiving Party. The Receiving Party agrees to use Confidential Information solely in conjunction with its performance under this Agreement and not to disclose or otherwise use such information in any fashion. The Receiving Party, however, will not be required to keep confidential such Confidential Information that becomes generally available without fault on its part; is already rightfully in the Receiving Party's possession without restriction prior to its receipt from the disclosing party; is independently developed by the Receiving Party; is rightfully obtained by the Receiving Party from third parties without

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               restriction; or is otherwise required to be disclosed by law or judicial process. In the event disclosure of Confidential Information, including the terms and conditions of this Agreement, is required by law or judicial process, the Receiving Party shall promptly notify the disclosing party of such requirement and provide the disclosing party with a timely and reasonable opportunity to review the proposed disclosure in advance and will cooperate with the disclosing party to limit the scope of disclosure or seek confidential treatment of material required to be disclosed, if confidential treatment is available.

        9.3 Limitations. Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, and its legal, investment, financial and other professional advisers on a confidential basis, each party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other party.

ARTICLE 10     REPRESENTATIONS AND WARRANTIES

        10.1 Content Partner. Content Partner represents, warrants and covenants to the GO Entities and their respective Affiliates that it is the owner of the Content and/or has the right to grant the rights hereunder. Content Partner represents, warrants and covenants to the GO Entities and their respective Affiliates that it holds the necessary rights to permit the use of the Content by the GO Entities and their respective Affiliates for the purpose of this Agreement; that its entry into this Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable laws and government rules and regulations; and that, to the best of its knowledge after reasonable inquiry, the Content is true, accurate and does not contain material omissions. Content Partner further represents, warrants, and covenants to the GO Entities and their respective Affiliates that the use, reproduction, distribution, transmission, or display of the Content and Content Partner's Trademarks, Content Partner's collection and use of Content Partner User Data and the sale of products and services by Content Partner as contemplated in this Agreement will not (a) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, or ethnically objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international laws.

        10.2 Year 2000 - Content Partner. Content Partner represents, warrants and covenants that, to the best of its knowledge after reasonable inquiry, the systems and technology utilized to operate the Content Partner Service (including, without limitation, order fulfillment systems relating to products sold by Content Partner, if any) are compliant with the following Year 2000 requirements:
               (a) the occurrence in or use by such systems of dates before, on or after January 1, 2000 will not adversely affect the performance of such systems with respect to date-dependent data, computations, output, or other functions (including, without limitations, calculating, comparing and sequencing); and (b) such systems will not abnormally end or provide invalid or incorrect results as a result of date dependent data.

        10.3 BVIG. BVIG represents, warrants and covenants to Content Partner that its entry into this Agreement does not violate any agreement with any other party, that it has the full right, power and authority to enter into this Agreement and to perform the acts required of it


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               hereunder, and that BVIG Content will not (a) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, or ethnically objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international laws. As used herein, "BVIG Content" means any content on the Disney.com and Family.com pages where Content is distributed that has been authored and created solely by BVIG.

        10.4 Infoseek. Except with respect to the litigation involving Goto.com which has previously been disclosed to Content Partner, Infoseek represents, warrants and covenants to Content Partner that its entry into this Agreement does not violate any agreement with any other party, that it has the full right, power and authority to enter into this Agreement and to perform the acts required of it hereunder, and that Infoseek Content will not (a) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, or ethnically objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international laws. As used herein, "Infoseek Content" means any content on the GO Wrapper that has been authored and created solely by Infoseek.

ARTICLE 11     LIMITATION OF LIABILITY; DISCLAIMER

        11.1 NO CONSEQUENTIAL DAMAGES. EXCEPT FOR A PARTY'S LIABILITY FOR THIRD PARTY CLAIMS AS SPECIFIED IN ARTICLE 15 BELOW, OR A PARTY'S BREACH OF ARTICLE9, OR DAMAGES ARISING FROM PERSONAL INJURY, IN NO EVENT SHALL A PARTY HERETO OR ITS AFFILIATES BE LIABLE TO ANOTHER PARTY HERETO OR ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF A PARTY HERETO AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

        11.2 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 10, NO PARTY HERETO MAKES ANY, AND EACH PARTY ACKNOWLEDGES THAT EACH OTHER PARTY HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING GO NETWORK, THE CONTENT PARTNER SERVICE, THE CONTENT, OR THE OPERATION OF THE CONTENT ON GO NETWORK, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


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ARTICLE 12     TERM AND TERMINATION

        12.1 Term. This Agreement shall be effective on the Effective Date and shall continue in force for an initial term ending [*] from the Effective Date (the "Initial Term"). Upon prior mutual written agreement, the term of this Agreement may be renewed at the end of the Initial Term and each anniversary date thereafter for one
               (1) year renewal terms.

        12.2   Termination. This Agreement may be terminated as follows:

               a. For Breach. Content Partner, on the one hand, and the GO
                  Entities, on the other hand, will have the right to terminate this Agreement upon thirty (30) days prior written notice if a GO Entity, on one hand, or Content Partner, on the other hand, is in default of any obligation herein, including failure of Content Partner to provide the Content, and such breach is incapable of being cured within thirty (30) days, or if such breach is capable of cure within thirty (30) days, such breach is not cured within thirty (30) days (or fourteen (14) days with respect to any default in any payment obligation) after receipt of written notice of such default from the non-defaulting party/parties. The non-defaulting party/parties may authorize an additional cure period in its/their sole discretion.

               b. Performance.

                  i. By Content Partner. If the Content Partner Service or GO Network-Wrapped Pages hosted by Content Partner do not meet the following performance standards (which shall be measured by the GO Entities), and such failure is not due to force majeure events or the failure of any third party services, hardware, software or telecommunications systems not controlled by Content Partner, one or both of the GO Entities shall notify the Content Partner in writing and Content Partner shall cure the breach within 24 hours. In the event of more than 3 performance failures pursuant to this Section 12.2.b.i in any 30 day period, the GO Entities shall have the right to terminate, without providing an opportunity to cure. Termination of this Agreement shall be the GO Entities' sole remedy for such performance failures. The performance standards are as follows:

                      A. Uptime/Downtime. Excluding maintenance downtime, the Content Partner Service and GO Network-Wrapped Pages hosted by Content Partner will have a minimum uptime operation of [*] percent (downtime of [*] percent) measured quarterly. Downtime shall mean any 30 second interval in which the Content Partner Service is not able to process queries.

                      B. Unscheduled Downtime Limits. The Content Partner Service and GO Network-Wrapped Pages hosted by Content Partner will not have aggregate unscheduled downtime exceeding [*] hours per quarter.

                      C. Maintenance Downtime. The Content Partner Service and GO Network-Wrapped Pages hosted by Content Partner may be disabled for up to 3 hours per month for maintenance. All maintenance downtimes will occur between 9:00 p.m. and 6:00 a.m. Pacific time (Standard or Daylight as applicable).

               ii. By the GO Entities. If the pages in the GO Network hosted by Infoseek or BVIG which prominently display Content (the "GO-Hosted Pages") do not meet the following performance standards and such failure is not due to force majeure events

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                          or the failure of any third party services, hardware,
                          software or telecommunications systems not controlled by the GO Entity hosting the GO-Hosted Pages, Content Partner notify the GO Entity hosting the GO-Hosted Pages in writing and such GO Entity shall cure the breach within 24 hours. In the event of more than 3 performance failures pursuant to this Section 12.2.b.ii in any 30 day period, Content Partner shall have the right to terminate, without providing an opportunity to cure. Termination of this Agreement shall be Content Partner's sole remedy for such performance failures. The performance standards are as follows:

                      A. Uptime/Downtime. Excluding maintenance downtime, the GO-Hosted Pages will have a minimum uptime operation of [*] percent (downtime of [*] percent) measured quarterly. Downtime shall mean any 30 second interval in which the GO-Hosted Pages are not able to process queries.

                      B. Unscheduled Downtime Limits. The GO-Hosted Pages will not have any aggregate unscheduled downtime exceeding [*] hours per quarter.

                      C. Maintenance Downtime. The GO-Hosted Pages may be disabled for up to 3 hours per month for maintenance.

        12.3   Effect of Termination.

               a. Transition Period. At least ninety (90) days prior to
                  termination, the parties will effect the following transition process:

                  i. The parties will inventory all material online Content being exchanged and will jointly draft a Content transition plan for material Content Partner Content that will not remain on the GO Network beyond the termination of the Agreement.

                  ii. The parties will inventory any products and promotions that have been jointly developed and (A) agree upon a termination date by which such products can no longer be sold and promotions can no longer run, respectively.

                  iii. Either party holding any surplus product or promotional inventory bearing Trademarks, or other copyrighted material of the other parties will destroy such product or promotional inventory within 30 days of termination of this Agreement unless mutually agreed.

                  iv. Content Partner will make one final transfer of all the names and email addresses of Content Partner Users (in accordance with and as described in Section 7.2).

               b. Survival. The following provisions of this Agreement shall survive the termination or expiration of this Agreement:
                  Article 1, Article 2, Section 4.8, Section 7.2.a (first sentence and last two sentences) and Section 7.2.b, Article 8:
                  Fees and Payments (as to fees accrued prior to termination or expiration), Article 9: Confidential Information, Article 10:
                  Representations and Warranties (as to claims arising prior to termination or expiration or claims based on events arising prior to termination or expiration), Article 11: Limitation of Liability; Disclaimer, Section 12.3: Term and Termination - Effect of Termination, Article 14: Publicity (other than first two sentences), Article 15: Indemnification and Article 16:
                  General Terms and Conditions.

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               c. Return of Materials. Upon the termination or expiration of this Agreement, each party shall (i) promptly return all Confidential Information, and other information, documents, manuals and other materials belonging to the other parties, except as may be otherwise provided in this Agreement; and
                  (ii) promptly remove the other parties' content, branding, links, and any other material provided under this Agreement.

ARTICLE 13     FORCE MAJEURE

        No party hereto will be liable for delay or default in the performance of its obligations under this Agreement (other than for non-payment) if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event which lasts longer than thirty (30) days, a party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other parties.

ARTICLE 14     PUBLICITY

        The parties will draft a joint press release to announce the execution of this Agreement to be issued at a mutually agreed upon time. The GO Entities will use commercially reasonable efforts to approve such joint press release for issuance within one week of the Effective Date. Except as expressly set forth herein or as described on Appendix G, Content Partner shall not issue or permit the issuance of any press release or publicity regarding or grant any interview, or make any public statements whatsoever concerning, this Agreement, GO Network or the GO Entities (or their respective Affiliates) without prior coordination with and written approval from the GO Entities, which approval may be granted or withheld in such GO Entity's sole discretion. Except as expressly set forth herein, the GO Entities shall not issue or permit the issuance of any press releases or publicity regarding, or grant any interview, or make any public statements whatsoever concerning this Agreement or Content Partner without prior coordination with and written approval from Content Partner, which approval may be granted or withheld in Content Partner's sole discretion. All Content Partner endorsements and public statements concerning this Agreement must receive the GO Entities' prior review and approval; provided however that all items attached hereto as Appendix G shall be deemed approved. Notwithstanding the foregoing, Content Partner shall not state or imply, in advertisements, writings, or otherwise, that a GO Entity or its respective Affiliates endorse Content Partner's products or services or any other product or service.

ARTICLE 15     INDEMNIFICATION

        15.1 Content Partner. Content Partner agees to defend, indemnify and hold the GO Entities and their respective officers, directors, agents, employees, and Affiliates harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to
               (i) any breach or alleged breach of any of Content Partner's representations and warranties set forth in Section 10.1; (ii) any injury to person or property caused by any products or services sold by Content Partner, or any User's use of or reliance on the Content; (iii) any injury to person or property caused by any products or services sold through the Content; (iv) any other claim with respect to Content Partner, the Content, or products or services sold by or through Content Partner or its agents, or (v) Content Partner's sales or marketing practices. Content Partner shall bear full responsibility for the defense (including any settlements) of any such claim; provided, however, that (a) Content Partner shall keep the GO Entities (as applicable) informed of, and consult with the GO Entities (as applicable) in connection with, the progress of such litigation or settlement; and (b) Content Partner shall not have any right, without the written consent of the Go Entities (as applicable), to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of the GO Entities (as applicable) or their respective Affiliates or otherwise requires the GO Entities (as applicable) or their respective Affiliates to take or refrain from taking any material action (such as the payment of fees).

        15.2 BVIG. BVIG agrees to defend, indemnify and hold Content Partner and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to any breach or alleged breach of any of BVIG's representations and warranties set forth in Section 10.3. BVIG shall bear full responsibility for the defense (including any settlements) of any such claim; provided, however, that (a) BVIG shall keep Content Partner informed of, and consult with Content Partner in connection with, the progress of such litigation or settlement; and (b) BVIG shall not have any right, without Content Partner's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Content Provider or otherwise requires Content Partner to take or refrain from taking any material action (such as the payment of fees).

        15.3 Infoseek. Infoseek agrees to defend, indemnify and hold Content Partner and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to any breach or alleged breach of any of Infoseek's representations and warranties set forth in Section 10.4. Infoseek shall bear full responsibility for the defense (including any settlements) of any such claim; provided, however, that (a) Infoseek shall keep Content Partner informed of, and consult with Content Partner in connection with, the progress of such litigation or settlement; and (b) Infoseek shall not have any right, without Content Partner's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Content Provider or otherwise requires Content Partner to take or refrain from taking any material action (such as the payment of fees).

ARTICLE 16     GENERAL TERMS AND CONDITIONS

        16.1 Independent Contractors. The parties to this Agreement are independent contractors. No party hereto is an agent, representative or partner of the other parties hereto. No party hereto shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other parties hereto. This Agreement shall not be interpreted or construed to create an association, joint venture, co-ownership, co-authorship, or partnership among the parties or to impose any partnership obligation or liability upon any other party hereto.

        16.2 No Assignment. No party hereto shall assign, sublicense or otherwise transfer (voluntarily, by operation of law, through a change of control or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other parties hereto; provided, however, that a party hereto may assign this Agreement to any entity that acquires all or substantially all of the assets or shares of such party; provided that the acquiring entity is not (i) [*] or
               (ii) [*]. Any attempted assignment, sublicense or transfer by a party in derogation

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

        16.3 No Modifications. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and signed by the party to be bound thereby.

        16.4 Governing Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California. Each party hereto irrevocably consents to the exclusive jurisdiction of any state or federal court for or within Santa Clara County, California over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

        16.5 No Waiver. The failure of a party to insist upon or enforce strict performance by another party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

        16.6 Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, will reference this Agreement, and shall be deemed to have been delivered and given (a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (c) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other parties pursuant to this Section 16.6.

               If to BVIG:                         If to Content Partner:
               Buena Vista Internet Group          Pets.com, Inc.
               [*]                                 435 Brannan Street
               [*]                                 San Francisco, CA 94107
               Attention: Legal Department         Attention: President
               Tel: [*]                            Tel: (415) 222-9999

               If to Infoseek:
               Infoseek Corporation
               [*]
               [*]
               Attention: Legal Department
               Tel: [*]

        16.7 Entire Agreement. This Agreement and the Appendices attached hereto and incorporated herein by reference constitutes the entire agreement between the parties and supersede any and all prior agreements or understandings between the parties with respect to the subject matter hereof. No party hereto shall be bound by, and each party specifically objects to, any term, condition or other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by another party hereto in any purchase order, correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        16.8 Headings/Construction. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

        16.9 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts which taken together shall be regarded as one and the same Agreement. A party's facsimile signature will be deemed a binding acceptance of this Agreement by such party.


BUENA VISTA INTERNET GROUP                  PETS.COM, INC.


By: /s/ Mort Marcus                         By: /s/ Paul Manca
   ------------------------------------        ---------------------------------
    Authorized Signature                        Authorized Signature

Print Name:  Mort Marcus                    Print Name:  Paul Manca
           ----------------------------                -------------------------
Title:                                      Title:  CFO
      ---------------------------------           ------------------------------
Date:                                       Date:  1/17/00
     ----------------------------------          -------------------------------


INFOSEEK CORPORATION


By: /s/ Mort Marcus
   ------------------------------------
    Authorized Signature

Print Name:  Mort Marcus
           ----------------------------
Title:
      ---------------------------------
Date:
     ----------------------------------